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                                                                    EXHIBIT 10.4

                               PROVIDIAN BANCORP
                             STOCK OWNERSHIP PLAN


     1.   HISTORY AND PURPOSE OF PLAN.  (a)     This plan was originally adopted
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by Providian Corporation, a Delaware corporation ("Parent").  On March 27, 1997, it was adopted by Providian Bancorp, Inc. ("Bancorp"), a wholly owned subsidiary of Parent, with such amendments as were necessary to reflect the change in the identity of the sponsor of the Plan.

     (b) The shareholders of Parent approved this Plan, as originally adopted, at the 1992 annual meeting of the shareholders of Parent, and as thereafter amended, at the 1995 annual meeting. On April 2, 1997, Parent, as sole shareholder of Bancorp, approved the Plan as adopted by Bancorp.

     (c) The purpose of this Stock Ownership Plan is to promote the growth and profitability of Bancorp and its subsidiaries (Bancorp and its subsidiaries are hereinafter collectively referred to as the "Company") by encouraging selected key employees of the Company and non-employee directors of Bancorp to acquire and retain a proprietary interest in Bancorp. Such proprietary interest should increase the personal interest and special efforts of such persons in providing for the continued success and progress of the business of the Company and should enhance the Company's efforts to attract and retain competent key employees and non-employee directors.

     2.   DEFINITIONS.  The following terms when used herein shall have the
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meaning set forth below, unless a different meaning is plainly required by the context:

     a.   "Board of Directors" shall mean the Board of Directors of Bancorp.

     b.   "Change in Control" shall mean:

     i. When any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) who becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the Outstanding Common Stock or (B) the Outstanding Voting Securities; provided, however, that beneficial ownership by any of the following shall not constitute a Change in Control: (1) the Company; (2) any employee benefit plan (or related trust) sponsored or maintained by the Company; or (3) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

     ii. When individuals who, as of the date hereof, constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director of Bancorp subsequent to the date hereof
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whose election, or nomination for election by Bancorp's shareholders, was approved by a vote of a least a majority of the directors of Bancorp then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     iii. A reorganization, merger or consolidation, with respect to which, in each case, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

     iv. (A) approval by the shareholders of Bancorp of a complete liquidation or dissolution of Bancorp or (B) the sale or other disposition of all or substantially all of the assets of Bancorp, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be.

     c.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     d. "Committee" shall mean the committee appointed by the Board of Directors to administer this Plan which shall include two or more directors of the Company who are "nonemployee directors" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and shall include only directors who are "outside directors" within the meaning of Proposed Treasury Regulation Section 1.162-27 (or any successor provision) promulgated under the Code.

     e. "Common Stock" shall mean the shares of Bancorp's common stock, par value $1.00 per share, and any other shares of common stock from time to time authorized pursuant to Parent's Certification of Incorporation.

     f. "Disability" shall mean when a Participant is considered permanently disabled under a disability insurance policy carried by the Company, or, if no such policy is carried by the Company, when a Participant is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

     g. "Employee" shall mean an individual who is a key salaried employee of the Company.

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     h.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     i. "Incumbent Board" shall mean those individuals who, on the date of the adoption of this Plan by the Board of Directors, constitute the Board of Directors.

     j. "Non-Employee Director" shall mean a member of the Board of Directors who is not also an Employee.

     k. "Nonrestricted Stock" shall mean shares of Common Stock granted to a Participant pursuant to this Plan which are not Restricted Stock.

     l. "Outstanding Common Stock" shall mean the then outstanding shares of Common Stock.

     m. "Outstanding Voting Securities" shall mean the then outstanding voting securities of Bancorp entitled to vote generally in the election of directors of Bancorp.

     n. "Participants" shall mean (i) Employees who are selected by the Committee to participate in the Plan and (ii) all Non-Employee Directors.

     o. "Plan" shall mean this Stock Ownership Plan as the same may be amended from time to time.

     p.  "Restricted Period" shall have the meaning given such term in Section
11.

     q. "Restricted Stock" shall mean Common Stock which is subject to the restrictions provided for in Section 10.

     r. "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement plans.

     s. "Value" shall be the mean between the highest and lowest sale price of the Common Stock as reflected on the consolidated tape of the New York Stock Exchange issues on the date of a grant hereunder; provided, however, that if no shares of Common Stock were sold on such date, the determination shall be made as of the last immediately preceding date on which the shares of the Common Stock were sold.

     3.  ELIGIBILITY AND PARTICIPATION.  Persons eligible to receive
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Nonrestricted Stock and Restricted Stock under this Plan shall be (a) those
Employees who are selected by the Committee to participate in the Plan and (b) those persons who are Non-Employee Directors. In determining the Employees who shall become Participants, the Committee shall take into account the duties of the Employees, their present and potential contribution to the success of the Company, such other factors as it deems relevant in connection with accomplishing the purposes of this Plan. An Employee who has previously been granted Nonrestricted Stock and Restricted Stock pursuant to the terms of this Plan may be granted additional Nonrestricted Stock and Restricted Stock as the Committee shall determine in its sole discretion.

     4.  SHARES SUBJECT TO THE PLAN.  Subject to the adjustments provided for in
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Section 12, the aggregate number of shares of Common Stock which may be granted under this Plan

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shall not exceed 4 million shares. Restricted Stock issued under this Plan which is later forfeited pursuant to Section 10 may again be granted under this Plan. The Common Stock to be offered under this Plan may be shares held by the Company in its treasury, shares previously forfeited under the terms of this Plan or newly issued shares.

     5.  ADMINISTRATION.  This Plan shall be administered by the Committee.
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Subject to the provisions of this Plan and the requirements of Section 162(m) of the Code and such orders or resolutions not inconsistent with the provisions of this Plan as made from time to time by the Board of Directors, the Committee shall have sole and complete authority with respect to the following:

     a.  Selection of Participants;

     b. Determining the number of shares, times, Restricted Periods and other terms and conditions of grants hereunder;

     c. Adopting, amending and rescinding such rules and regulations as, in its opinion, may be advisable for the administration of this Plan;

     d.  Construing and interpreting this Plan and any related documents; and

     e. Making all other determinations deemed advisable and necessary for the administration of this Plan such that this Plan operates in the best interest of the Company for the purposes set forth herein.

     All decisions and determinations made by the Committee shall be final and binding upon all Participants.

     6.  DISCRETIONARY NONRESTRICTED STOCK GRANTS.  From time to time, the
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Committee shall determine those Participants to whom Nonrestricted Stock shall be granted and the amount of the Nonrestricted Stock to be granted to each. In no event, however, shall the aggregate Value of the Nonrestricted Stock granted to any Employee Participant under this Plan in any year exceed 25% of the Employee Participants' total incentive award earned for such year by the Participant under the Corporation's Management Incentive Compensation Plan. In determining the amount of the Nonrestricted Stock to be granted to Employee Participants, the Committee shall take into account the past performance of such Employee Participant and such additional items as it shall deem appropriate, including, but not limited to, the salary of the Employee, the other benefits being received by the Employee from the Company (including amounts received or to be received under any incentive or bonus plans of the Company), the position of the Employee and the Employee's potential for ongoing contribution to the success of the Company.

     7.  RESTRICTED STOCK GRANTS.
         -----------------------

     a. All Participants who receive Nonrestricted Stock grants in any year also shall receive a matching Restricted Stock grant at the same time. The amount of the matching Restricted Stock grant shall be determined by the Committee and shall be a percentage (which shall be the same for all Employee Participants) of the corresponding number of shares of Nonrestricted Stock, but in no event may the number of shares of matching Restricted Stock granted

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to an Employee Participant exceed 200% of the corresponding number of shares of
Nonrestricted Stock granted to the Employee Participant.

     b. The Committee, in its discretion, also may make discretionary Restricted Stock grants to Employee Participants. Such discretionary grants may be made only (i) for use as a hiring bonus, (ii) as a reward for extraordinary performance or (iii) provide additional incentives for future performance. Any grant of additional Restricted Stock to Employee Participants pursuant to this
Section 8.b will depend on achievement by the Company and/or the Employee Participant of performance objectives established by the Committee. Such performance objectives shall be established within 90 days after the commencement of the period to which the performance objectives relate. The performance objectives with respect to any performance periods shall be based upon the Company's earnings, earnings per share, revenue, expenses, margin or return on equity, as well as any individual performance objectives which the Committee may establish, and shall be calculated in accordance with the formula established for such performance period. An Employee Participant shall only be entitled to receive a grant of additional Restricted Stock pursuant to this
Section 8.b upon attainment by the Company and/or the Employee Participant of the pre-established performance objectives. The Committee shall certify in writing before any additional shares of Restricted Stock are issued with respect to a performance period that the performance objectives for such period have been satisfied. In no event shall the Committee grant in excess of __________ shares/*/ of Restricted Stock to any Employee Participant in any year under this Section 8.c. All shares of Restricted Stock granted pursuant to the provisions of this Section 8.c. shall be subject to all of the provisions of this Plan applicable to Restricted Stock.


     8.  PROVISIONS APPLICABLE TO NONRESTRICTED STOCK.
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     a.  At the time Nonrestricted Stock is granted to a Participant, certificates representing the appropriate number of shares of Nonrestricted Stock shall be registered in the name of such Participant, but such certificates shall be held by the Company for the account of such Participant.

     b. Notwithstanding the fact that the Company shall retain physical possession of the certificates representing the Nonrestricted Stock granted to Participants, the Participants shall have all of the rights of a holder of Common Stock, including, but not limited to, the right to vote such shares and to receive all distributions with respect to such shares.

     c. Upon the request of a Participant, the Company will deliver the certificates representing the shares of Nonrestricted Stock granted to such Participant as soon as reasonably practicable following receipt of such request; provided however, that the delivery of such certificates shall result in the forfeiture of such Participant's Restricted Stock to the extent provided in
Section 10. Upon the termination of employment of an Employee Participant, the certificates representing all of the shares of Nonrestricted Stock granted to such Employee Participant shall be delivered to such Employee Participant as soon as reasonably practicable.

----------
/*/ Insert a number of shares of Bancorp common stock having the same value as 100,000 shares of Providian common stock.

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     9.  PROVISIONS APPLICABLE TO RESTRICTED STOCK.
         -----------------------------------------

     a. At the time Restricted Stock is granted to a Participant, certificates representing the appropriate number of shares of Restricted Stock shall be registered in the name of such Participant, but during the Restricted Period the certificates representing such shares of Restricted Stock shall be held by the Company for the account of such Participant. As a condition to the receipt of a Restricted Stock grant, the Participant shall deliver to the Company stock powers duly endorsed in blank by the Participant. The certificates representing the Restricted Stock held by the Company shall bear the following legend: "The sale or other transfer of the shares represented by this certificate is subject to certain restrictions on transfer set forth in the Providian Corporation Stock Ownership Plan and the rules of administration adopted pursuant thereto. A copy of such Stock Ownership Plan and the rules adopted pursuant thereto may be obtained from the secretary of Providian Corporation."

     b. During the Restricted Period, until such time as the Participant has forfeited the Participant's rights to the Restricted Stock, notwithstanding the fact that the Company shall retain physical possession of the certificates representing the shares of Restricted Stock granted to Participants, the Participants shall have all of the rights of a holder of Common Stock, including, but not limited to the right to vote such shares and to receive all distributions with respect to such shares.

     c. The Restricted Stock shall be subject to the following restrictions during the Restricted Period:

          i. None of the Restricted Stock may be sold, exchanged, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant during the Restricted Period.

          ii. If an Employee Participant ceases to be an Employee prior to the expiration or other termination of the Restricted Period, other than by reason of death, Disability or Retirement, or if a Non-Employee Director is removed from the Board of Directors for cause (as determined by the disinterested members of the Board of Directors), any shares of Restricted Stock granted to such Participant which are still subject to restrictions shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company.

          iii. If any Nonrestricted Stock certificates are requested and delivered to a Participant, all or a portion of any corresponding shares of matching Restricted Stock shall be forfeited, and all rights of such Participant to such matching Restricted Stock shall terminate without further obligation on the part of the Company. The number of shares of matching Restricted Stock to be forfeited shall be designated by the Committee at the time of the grant.

     10.  RESTRICTED PERIOD.
          -----------------

          a. The term "Restricted Period" shall mean the period established by the Committee at the time the Restricted Stock is granted to the Participant. Such "Restricted Period" may be defined by the passage of time, the achievement of performance goals or any other criteria deemed appropriate by the Committee.

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

          b. Notwithstanding any other provisions of this Plan to the contrary, the following shall apply:

          i. Following the occurrence of a Change in Control, all restrictions applicable to any Restricted Stock shall terminate as to any shares of Restricted Stock which are still subject to restriction and all certificates representing such shares shall be immediately distributed.

          ii. If an Employee Participant ceases to be an Employee by reason of death, Disability or Retirement, or a Non-Employee Director ceases to be a director for any reason other than for cause (as determined by the disinterested members of the Board of Directors), then with respect to each grant of Restricted Stock, the Restricted Period shall terminate only as to those shares of Restricted Stock with the shortest remaining Restricted Period and any remaining shares of Restricted Stock with respect to such grant be forfeited.

          c. At the end of the applicable Restricted Period with respect to any shares of Restricted Stock, or at such earlier time as otherwise provided for herein, all restrictions with respect to such Restricted Stock shall terminate, the Participant shall become vested with respect to such shares and certificates for the appropriate number of shares of Common Stock, free of restriction and without the legend provided for hereunder, shall be delivered as soon as practicable to the Participant or the Participant's beneficiary or estate, as the case may be.

     11.  CHANGES IN CAPITALIZATION.
          -------------------------

          a. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or the Board of Directors may make such substitution or adjustments in the aggregate number and kind of stock or other securities or property reserved for issuance under the Plan, in the number and kind of stock or other securities or property subject to outstanding awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.

          b. If any shares of Common Stock are received by a Participant by reason of the Common Stock owned by such Participant pursuant to the terms of this Plan, and (i) if the certificates representing the shares of Nonrestricted Stock with respect to which additional Common Stock was received is then held by the Company, the certificates representing such additional shares of Common Stock shall likewise be held by the Company and shall, for all purposes of this Plan, be considered Nonrestricted Stock, or (ii) if such additional shares of Common Stock are received with respect to Restricted Stock, such additional shares of Common Stock shall, for all purposes of this Plan, be considered Restricted Stock, subject to the same restrictions as the Restricted Stock with respect to which they were received.

     12.  DESIGNATION OF BENEFICIARY.  A Participant may designate a person or
          --------------------------
persons to receive, in the event of the Participant's death, any rights to which the Participant would be entitled under this Plan. Such a designation shall be made in writing and filed with the Committee. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Committee. If a Participant dies without having filed a beneficiary designation, or if a Participant's beneficiary does not survive the Participant, then the Participant's estate shall be deemed to be the Participant's beneficiary.

     13.  AMENDMENT AND DISCONTINUANCE.  The Board of Directors may discontinue,
          ----------------------------
amend, alter or suspend this Plan. Any amendment or termination of this Plan shall not apply with respect to shares of Nonrestricted Stock or Restricted Stock previously granted, which shares shall continue to be subject to the terms and conditions of this Plan in effect on the date of the grant of the Nonrestricted Stock or Restricted Stock, unless the affected Participant consents.

     14.  NO GRANTING OF RIGHTS.  Neither this Plan, nor any action taken
          ---------------------
hereunder, shall be deemed as giving any Employee or Board member the right to become a Participant, nor shall a Nonrestricted Stock grant or Restricted Stock grant be construed as giving a Participant any right with respect to continuance of employment by the Company or Board membership. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, an Employee's employment at any time, with or without cause, except as may otherwise be provided by any written agreement between the Company and the Employee.

     15.  NONTRANSFERABILITY.  A Participant's rights under this Plan may not be
          ------------------
assigned, pledged or otherwise transferred, except that upon a Participant's death, a Participant's rights may be transferred to the Participant's designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

     16.  WITHHOLDING.  The Company shall have the right to deduct or withhold
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from any payment owed to a Participant by the Company any amount which is necessary in order to satisfy any withholding requirement which the Company believes is imposed upon it with respect to any Federal, state or local taxes as the result of the issuance of, or lapse of restriction on, Nonrestricted Stock or Restricted Stock, or otherwise require a Participant to make provision for payment of any such withholding amount. Subject to such conditions as the Committee may establish from time to time, a Participant may elect to have Restricted Stock otherwise issuable upon a grant hereunder withheld, or tender back to the Company Restricted Stock granted hereunder, in order to satisfy all or a portion of the taxes required to be withheld or otherwise deducted and paid by the Company.

     17.  SECURITIES COMPLIANCE.  This Plan and its administration is intended
          ---------------------
to comply with Rule 16b-3 promulgated under the Exchange Act. In the event any provision or administration of this Plan is deemed not to comply with Rule 16b-3, such provision or administration shall be deemed to be void ab initio and of no force and effect. All Common Stock granted under this Plan shall be issued only in compliance with all applicable securities laws, rules and regulations of the Securities and Exchange Commission, state Blue Sky laws and applicable listing requirements of any national securities exchange on which the Common Stock is listed. The Committee may impose such conditions, restrictions and limitations as it may deem necessary and appropriate to assure compliance with the foregoing.

     18.  GOVERNING LAW.  This Plan shall be governed by, and construed in
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accordance with, the laws of the state of Delaware without regard to its conflict of laws rules.

     19.  EFFECTIVE DATE.  This Plan shall become effective upon [INSERT DATE OF
          --------------
SPINOFF].

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